Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237988

Prospectus Supplement

(To prospectus dated May 21, 2020)

8,343,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 13,428,500 Shares of Common Stock

Warrants to Purchase up to 21,771,500 Shares of Common Stock

Ring Energy, Inc.

We are offering 8,343,000 shares of common stock, par value $0.001 per share, and accompanying warrants to purchase up to an aggregate of 8,343,000 shares of common stock, which we refer to herein as the common warrants. We are also offering the shares of common stock issuable from time to time upon exercise of the common warrants being offered by this prospectus supplement. Each share of common stock and accompanying common warrant are being sold together at a combined price of $0.70.

We are also offering pre-funded warrants to purchase up to an aggregate of 13,428,500 shares of common stock, and accompanying common warrants to purchase up to an aggregate of 13,428,500 shares of common stock, to institutional investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchasers, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. Each pre-funded warrant and accompanying common warrant are being sold together at a combined price of $0.699.

The shares of common stock and pre-funded warrants, on the one hand, and the accompanying common warrants, on the other hand, are immediately separable and will be issued separately, but can only be purchased together in this offering. Each pre-funded warrant will have an exercise price per share equal to $0.001 and will be exercisable at any time after its original issuance until exercised in full. Each common warrant will have an exercise price per share equal to $0.80, will be immediately exercisable and will expire five years from the date of issuance. The pre-funded warrants and the common warrants are referred to collectively as the warrants.

Our shares of common stock are listed on the NYSE American under the symbol “REI.” There is no established trading market for any of the warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the warrants on any securities exchange or other nationally recognized trading system. On October 26, 2020, the last reported sale price of our shares of common stock, as reported on the NYSE American, was $0.66 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$0.70	$0.699	$15,226,622
Underwriting discounts(1)	$0.042	$0.04194	$913,597
Proceeds to us, before expenses(2)	$0.658	$0.65706	$14,313,024

(1)	See “Underwriting” beginning on page S-17 of this prospectus supplement for additional information regarding total underwriting compensation. For example, we have agreed to reimburse the underwriter for certain expenses.
(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the warrants being issued in this offering.

We have granted the underwriter the right to purchase up to 3,265,725 additional shares of common stock and/or common warrants to purchase up to an aggregate of 3,265,725 additional shares of common stock. The purchase price to be paid per additional share of common stock will be $0.65706 and the purchase price to be paid per additional common warrant will be $0.00094. The underwriter can exercise this right at any time within 45 days from the date of this prospectus supplement. If the underwriter exercises this option in full, the total underwriting discounts and commissions payable by us will be $1,050,758 and the total proceeds to us from this offering, before expenses, will be $16,461,871, excluding the proceeds, if any, from the exercise of the warrants.

Delivery of the shares of common stock will be made through the book-entry facilities of The Depository Trust Company. Delivery of the warrants will be made by physical delivery. We anticipate that delivery of the shares of common stock and warrants will be made on or about October 29, 2020, subject to customary closing conditions.

Sole Book-Running Manager

A.G.P.

Prospectus Supplement dated October 27, 2020

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus supplement to the terms “we,” “us,” the “Company” or other similar terms mean Ring Energy, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus is part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement and accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and accompanying prospectus for a copy of such contract, agreement or other document. Because the Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings and information about the Company is also available on the Company’s website, www.ringenergy.com. Other than any SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, the information available on the Company’s website is not part of this prospectus supplement and the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement and the accompanying prospectus, on or after the date of this prospectus supplement and prior to the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including the performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020;
•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 11, 2020, and for the quarterly period ended June 30, 2020, filed with the SEC on August 10, 2020;
•	our Current Report on Form 8-K filed with the SEC on February 27, 2020, June 19, 2020, August 12, 2020, and October 6, 2020; and
•	the description of our common stock in our Registration on Form 8-A (File No. 001-36057), filed with the SEC on August 28, 2013.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Ring Energy, Inc.

6555 S. Lewis Ave., Suite 200

Tulsa, Oklahoma 74136

Telephone: (918) 499-3880

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein regarding our financial position, business strategy, plans and objectives of management for future operation and industry conditions are forward-looking statements.

Forward-looking statements include statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “will,” “may” and similar expressions are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements:

•	declines or volatility in the prices we receive for our oil and natural gas;
•	our ability to raise additional capital to fund future capital expenditures;
•	our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop and produce our oil and natural gas properties;
•	uncertainties associated with estimates of proved oil and natural gas reserves;
•	general economic or industry conditions, whether internationally, nationally or in the regional and local market areas in which we do business;
•	risks associated with drilling, including completion risks, cost overruns and the drilling of non-economic wells or dry holes;
•	the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;
•	risks and liabilities associated with acquired companies and properties;
•	risks related to integration of acquired companies and properties;
•	cost and availability of drilling rigs, equipment, supplies, personnel and oilfield services;
•	geological concentration of our reserves;
•	environmental or other governmental regulations, including legislation of hydraulic fracture stimulation;
•	our ability to secure firm transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;
•	exploration and development risks;
•	management’s ability to execute our plans to meet our goals;
•	our ability to retain key members of our management team on commercially reasonable terms;
•	the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems or on systems and infrastructure used by the oil and gas industry;
•	weather conditions;
•	actions or inactions of third-party operators of our properties;
•	costs and liabilities associated with environmental, health and safety laws;
•	our ability to find and retain highly skilled personnel;
•	operating hazards attendant to the oil and natural gas business;
•	competition in the oil and natural gas industry;
•	evolving geopolitical and military hostilities in the Middle East;
•	potential defects in title to our properties;
•	the ongoing COVID-19 pandemic, including any reactive or proactive measures taken by businesses, governments and by other organizations related thereto, and the direct and indirect effects of COVID-19 on the market for and price of oil; and

•	the other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

For a discussion of these risks and other factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein.

All forward-looking statements, expressed or implied, included in this prospectus supplement and attributable to us are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

SUMMARY

This summary highlights information about us and our securities being offered by this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider prior to investing in our securities. For a more complete understanding of our Company, we encourage you to read this prospectus supplement, including the information incorporated by reference in this prospectus supplement and the other documents to which we have referred you.

Ring Energy, Inc.

The Company is a Midland-based exploration and production company that is engaged in oil and natural gas acquisition, exploration, development and production activities. Our exploration and production interests are currently focused in Texas and New Mexico. The Company seeks to exploit its acreage position through the drilling of highly economic, vertical and horizontal wells using the most recent drilling and completion techniques. Our focus is drilling and developing our oil and gas properties through use of cash flow generated by our operations and reducing our long-term debt through the sale of non-core assets or through our excess cash flow while still working towards providing annual production growth. We continue to evaluate potential transactions to acquire attractive acreage positions within our core areas of interest.

Corporate Information

The Company’s principal executive offices are located at 901 West Wall Street, 3rd Floor, Midland, Texas 79701, and its telephone number is (432) 682-7464.

Recent Developments

On October 22, 2020, we announced that we entered into a definitive agreement with institutional investors for the purchase and sale of $18 million of common stock, pre-funded warrants and common stock purchase warrants at an effective combined purchase price of $0.855 per unit in a registered direct offering. On October 26, 2020, this registered direct offering was cancelled.

Concurrent Registered Direct Offering

On October 26, 2020, we entered into a definitive agreement with an institutional investor for the sale, in a registered direct offering (the “Registered Direct Offering”), of (i) 3,500,000 shares of common stock, (ii) 3,300,000 pre-funded warrants and (iii) 6,800,000 common warrants, on substantially the same terms as this offering. We anticipate that the Registered Direct Offering will close concurrently with this offering.

THE OFFERING

The summary below describes the principal terms of this offering of our securities. See “Description of the Securities We Are Offering” for a more detailed description of our securities being offered. As used in this section, the terms “us,” “we” or “our” refer to Ring Energy, Inc. and not any of its subsidiaries.

Common stock offered by us	8,343,000 shares, plus shares of our common stock underlying the warrants offered in this offering.

Pre-funded warrants offered by us	Pre-funded warrants to purchase up to an aggregate of 13,428,500 shares of common stock. We are offering the pre-funded warrants to institutional investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchasers, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Each pre-funded warrant is exercisable for one share of common stock. Each pre-funded warrant and accompanying common warrant are being sold together at a combined price of $0.699. Each pre-funded warrant will have an exercise price per share of common stock of $0.001, will be immediately exercisable and may be exercised at any time until exercised in full. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein.

Common warrants offered by us	Common warrants to purchase up to 21,771,500 shares of common stock. Each warrant will have an exercise price of $0.80 per share, will be immediately separable from the common stock or pre-funded warrant, as the case may be, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the common warrants. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein.

Option to purchase additional securities	The underwriter has a 45-day option to purchase up to 3,265,725 additional shares of our common stock and/or common warrants to purchase up to an additional 3,265,725 shares of our common stock from us. The purchase price to be paid per additional share of common stock will be $0.65706 and the purchase price to be paid per additional common warrant will be $0.00094.

Common stock to be outstanding immediately after this offering

97,011,220 shares (or 100,276,945 shares if the underwriter exercises its option to purchase additional shares in full), in each case assuming all of the pre-funded warrants issued in this offering are exercised and assuming none of the common warrants issued in this offering are exercised, and after giving effect to the closing of the Registered Direct Offering concurrently with this offering (assuming all of the pre-funded warrants issued in the Registered Direct Offering are exercised and assuming none of the common warrants issued in the Registered Direct Offering are exercised).

Use of proceeds

We estimate that our net proceeds from our issuance and sale of shares of our common stock, pre-funded warrants to purchase shares of common stock and common warrants to purchase shares of common stock in this offering will be approximately $14.1 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the subsequent exercise of the warrants issued pursuant to this offering.

If the underwriter exercises its option to purchase additional securities in full, we estimate the net proceeds from this offering will be approximately $16.25 million from the sale of our securities, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital purposes and other general corporate purposes.

Risk factors	See “Risk Factors” beginning on page S-9 in this prospectus supplement and in the documents incorporated herein by reference for a discussion of factors that you should consider carefully before deciding to invest in our securities.

Listing	Our common stock is listed on the NYSE American under the symbol “REI.” The shares of common stock offered hereby and the shares of common stock issuable upon exercise of the warrants will be listed on the NYSE American. We do not intend to list the warrants on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

Dividend policy	We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Our future ability to pay cash dividends on our capital stock may be limited by the terms of any future debt or preferred securities or future credit facility.

The number of shares to be outstanding after this offering is based on 68,439,720 shares of common stock outstanding as of October 26, 2020, which number excludes any shares of common stock issuable under our equity compensation plans. There are currently 483,500 options and 1,770,064 shares of restricted stock issued and outstanding under our equity compensation plans.

Unless otherwise indicated, all information contained in this prospectus supplement assumes (i) that the underwriter has not exercised its option to purchase additional securities, (ii) no exercise of options or stock appreciation rights issued under our equity incentive plans and (iii) no exercise of warrants, including the common warrants offered in this offering in connection with this offering.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risk factors described below and incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. Our business, financial condition, operating results or cash flow could be materially and adversely affected by these risks. As a result, the market price for our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, operating results or cash flow and could result in a complete or partial loss of your investment.

Risks Related to Our Business

The ongoing COVID-19 pandemic, and the relations of and recent agreements between OPEC+ producers, could disrupt our operations and adversely impact our business and financial results.

In March 2020, the World Health Organization classified the outbreak of COVID-19 as a pandemic. The nature of COVID-19 led to worldwide shutdowns, reductions in commercial and interpersonal activity and changes in consumer behavior. In attempting to control the spread of COVID-19, governments around the world imposed regulations such as shelter-in-place orders, quarantines, executive orders and similar restrictions. As a result, the global economy has been marked by significant slowdown and uncertainty, which in turn has led to a precipitous decline in oil prices in response to decreased demand, further exacerbated by the OPEC+ price war during the first quarter 2020 and global storage shortages. The confluence of these events has resulted in a significantly weaker outlook for oil and natural gas producers, including reduced operating and capital budgets as well as diminished market confidence in overall industry viability. While OPEC+ producers have agreed to cut oil production to a limited extent, downward pressure on commodity prices has remained and could continue for the foreseeable future. We currently are unable to predict the duration or severity of the spread of COVID-19 or the adverse effects thereof, including a global economic recession resulting from the pandemic, or the continuance or effectiveness of the OPEC+ voluntary production adjustments (or the terms thereof or compliance therewith). If economic and industry conditions do not improve, these factors will adversely impact our financial condition and results of operations. The occurrence of certain of these events could have a material adverse effect on the Company’s business and financial results. We cannot predict when prices will improve or stabilize. The COVID-19 pandemic may also intensify the risks described in other risk factors disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. This situation is changing rapidly and additional impacts may arise that we are not aware of currently.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be lower than the public offering price in this offering.

We have no plans to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities. In addition, our credit facility prohibits us from paying dividends.

The common warrants are speculative in nature.

Except as otherwise provided in the common warrants, the common warrants do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the common warrants may exercise their right to acquire the common stock and pay an exercise price of $0.80 per share, subject to certain adjustments, prior to five years from the date of issuance, after which date any unexercised common warrants will expire and have no further value. Moreover, following this offering, the market value of the common warrants, if any, will be uncertain. The common warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of our common warrants, and consequently, whether it will ever be profitable for holders of the common warrants to exercise the common warrants.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or the common warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or common warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants and the common warrants will be limited.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of June 30, 2020:

•	on an actual basis; and

•	on an as adjusted basis to give effect to (i) the receipt of the estimated net proceeds of $14.1 million from the sale of shares of our common stock and the accompanying common warrants in this offering, and pre-funded warrants and the accompanying common warrants in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) the receipt of the estimated net proceeds of approximately $4.27 million from the sale of shares of our common stock and the accompanying common warrants in the Registered Direct Offering, and pre-funded warrants and the accompanying common warrants in the Registered Direct Offering, after deducting placement agent fees and estimated offering expenses payable by us for the Registered Direct Offering, excluding the proceeds, if any, from the subsequent exercise of the warrants issued pursuant to this offering or the Registered Direct Offering.

You should read the following table together with “Description of Capital Stock” beginning on page 7 of the accompanying prospectus, and our financial statements and related notes to those statements and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, which is incorporated by reference into this prospectus supplement.

	(In thousands, except percentages) As of June 30, 2020
	Actual	As adjusted
Cash and Cash Equivalents	$17,230	$35,614

Long-term debt	375,000	375,000

Stockholders’ equity
Common Stock, $0.001 par value; 150,000,000 shares authorized; 67,980,575 issued and outstanding at June 30, 2020 actual, and 96,552,075 shares issued and outstanding as adjusted	68	97
Additional paid-in capital	528,189	546,544
	(94,055)	(94,055)
Retained earnings

Total stockholders’ equity	$434,202	$452,586
Total liabilities and stockholders’ equity	$847,213	$865,597

The number of shares to be outstanding after this offering is based on 67,980,575 shares of common stock outstanding as of June 30, 2020, which number excludes any shares of common stock issuable under our equity compensation plans. There are currently 483,500 options and 1,770,064 restricted stock units issued and outstanding under our equity compensation plans. The table above assumes exercise of the pre-funded warrants.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $14.1 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the warrants offered and issued pursuant to this offering.

If the underwriter exercises its option to purchase additional securities in full, we estimate the net proceeds from this offering will be approximately $16.25 million from the sale of our securities, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the warrants offered and issued pursuant to this offering.

The Company intends to use the net proceeds from this offering for working capital purposes and other general corporate purposes. However, the timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering shares of our common stock, pre-funded warrants to purchase shares of common stock and common warrants to purchase shares of common stock (and the shares of common stock issuable from time to time upon exercise of the offered common warrants and pre-funded warrants). No fractional warrants will be issued. The shares of common stock and the accompanying common warrants, along with the pre-funded warrants and the accompanying common warrants, are each immediately separable. The shares of common stock, pre-funded warrants and common warrants will be issued separately but can only be purchased together in this offering as described above.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 7 of the accompanying prospectus. Our common stock is listed on the NYSE American under the symbol “REI.” Our transfer agent is Standard Registrar and Transfer Company.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

The pre-funded warrants offered hereby will have an exercise price of $0.001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time after their original issuance until such pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. Pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants.

Cashless Exercise

The pre-funded warrants will also be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the pre-funded warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of shares of common stock, the holders of pre-funded warrants will not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such pre-funded warrant holders exercise their warrants.

Amendment and Waiver

A pre-funded warrant may be modified or amended or the provisions thereof waived with the written consent of our company and the holder of the pre-funded warrant.

Common Warrants

The following is a summary of the material terms and provisions of the common warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of common warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Duration and Exercise Price

The common warrants offered hereby will have an exercise price of $0.80 per share. The common warrants will be immediately exercisable and have a term of five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. Common warrants will be issued in certificated form only.

Exercisability

The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s common warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.

Cashless Exercise

If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares, the common warrants will also be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the common warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the common warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a common warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the common warrant is exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the common warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the common warrants or by virtue of the holders’ ownership of shares of common stock, the holders of common warrants will not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such common warrant holders exercise their warrants.

Amendment and Waiver

A common warrant may be modified or amended or the provisions thereof waived with the written consent of our company and the holder of the common warrant.

UNDERWRITING

We have entered into an underwriting agreement with A.G.P./Alliance Global Partners (the “underwriter”) as the sole book-running manager of this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, shares of common stock, pre-funded warrants to purchase shares of common stock, and accompanying common warrants to purchase shares of common stock. Our shares of common stock are listed on the NYSE American under the symbol “REI.”

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has agreed to purchase from us, the respective number of shares of common stock, pre-funded warrants and common warrants set forth opposite their name below:

Underwriter	Number of Shares	Number of Pre-Funded Warrants	Number of Shares Underlying Warrants
A.G.P./Alliance Global Partners	8,343,000	13,428,500	21,771,500
Total:	8,343,000	13,428,500	21,771,500

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of common stock, pre-funded warrants and common warrants offered by this prospectus supplement is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock, pre-funded warrants and common warrants offered hereby if any of the securities are purchased, other than those shares covered by the option to purchase additional shares and/or common warrants described below.

Option to Purchase Additional Securities

We have granted the underwriter an option to purchase additional securities. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriter to purchase up to 3,265,725 additional shares of common stock and/or 3,265,725 additional common warrants. The purchase price to be paid per additional share of common stock will be $0.65706 and the purchase price to be paid per additional common warrant will be $0.00094.

Discounts, Commissions and Expenses

The underwriter proposes to offer the shares of common stock, pre-funded warrants and accompanying common warrants pursuant to the underwriting agreement to the public at the combined public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.021 per share based on the combined public offering price per share, or pre-funded warrant, and accompanying common warrant set forth on the cover page of this prospectus supplement. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the shares of common stock, pre-funded warrants and accompanying common warrants to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriting discounts and commissions will be 6% of the gross proceeds of this offering, or $0.70 per share of common stock, or $0.699 per pre-funded warrant, and accompanying common warrant.

The following table shows underwriting discounts and commissions payable to the underwriter by us in connection with this offering:

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total without Option	Total with Option
Public offering price	$0.70	$0.699	$15,226,622	$17,512,629
Underwriting discounts and commissions	$0.042	$0.04194	$913,597	$1,050,758

We have also agreed to pay the underwriter up to $60,000 for fees and expenses of legal counsel. We estimate the total expenses payable by us for this offering will be approximately $200,000, which amount excludes underwriting discounts and commissions.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Company Lock-Up

We are prohibited from selling any shares of common stock or any securities convertible into or exercisable or exchangeable into shares of common stock, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement.

Price Stabilization, Short Positions and Penalty Bids

The underwriter may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our shares of common stock:

•	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our shares of common stock. These transactions may be effected on the NYSE American, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our shares of common stock in accordance with Regulation M during a period before the commencement of offers or sales of our shares of common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

From time to time, certain of the underwriter and its affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. Without limiting the generality of the foregoing, the underwriter for this offering is also acting as the placement agent for the Registered Direct Offering.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general discussion of certain U.S. federal income tax considerations related to the ownership and disposition of shares of our common stock, pre-funded warrants to purchase shares of common stock and common warrants to purchase shares of common stock, which we refer to collectively as our securities. This discussion assumes that a holder will hold our securities issued pursuant to this offering as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances, including (i) any U.S. federal tax laws other than income tax laws, such as gift or estate tax laws, (ii) state, local or non-U.S. tax considerations or (iii) the tax considerations that may apply to certain investors, including, without limitation, banks or other financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies or investors therein, brokers, dealers or traders in securities, grantor trusts, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, persons liable for the alternative minimum tax, pension plans, former citizens or long-term residents of the United States or persons that will hold or dispose of shares of our common stock as part of a straddle, hedge, constructive sale, conversion or other integrated transaction. Additionally, the discussion does not consider the tax treatment of entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass through entities such as subchapter S corporations (or investors in such entities or arrangements).

This discussion is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial opinions and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax considerations discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax considerations discussed below or that any position taken by the IRS would not be sustained.

For purposes of this discussion, a “U.S. Holder” is any person or entity that, for U.S. federal income tax purposes, is: (i) a citizen or individual resident of the United States; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes. A “Non-U.S. Holder” means a beneficial owner of our securities that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

The tax treatment of an entity or arrangement treated as a partnership for U.S. federal income tax purposes (and each partner or other member thereof) will generally depend upon the status and activities of the partnership and such partner or member. An entity or arrangement treated as a partnership considering an investment in shares of our common stock (and any partner or member thereof) should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to the ownership and disposition of shares of our common stock.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK AND IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME OR OTHER TAX LAWS AND ANY APPLICABLE TAX TREATY.

Allocation of Purchase Price to Common Stock, Pre-Funded Warrants and Common Warrants

For U.S. federal income tax purposes, a holder’s acquisition of common stock, pre-funded warrants, and common warrants will be treated as the acquisition of an “investment unit” consisting of one share of common stock, one pre-funded warrant, and a common warrant to acquire one share of our common stock, subject to adjustment. The purchase price for each investment unit will be allocated between these three components in proportion to their relative fair market values at the time the investment unit is purchased by the holder. This allocation of the purchase price for each investment unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the common stock, the pre-funded warrant, and the common warrant included in each investment unit. The separation of the share of common stock, pre-funded warrant, and the common warrant included in each investment unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for an investment unit.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise increased by the exercise price of $0.001. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of an investment unit pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Common Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a common warrant equal to the exercise price of the common warrant, increased by the U.S. Holder’s adjusted tax basis in the common warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our common stock acquired on exercise of the common warrant will begin on the date of exercise of the common warrant, and will not include any period for which the U.S. Holder held the common warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of common warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of common warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a common warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of common warrants.

The lapse or expiration of a common warrant will be treated as if the U.S. Holder sold or exchanged the common warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the common warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on the Pre-Funded Warrants or Common Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the pre-funded warrants or the common warrants, or an adjustment to the exercise price of the pre-funded warrants or the common warrants, may be treated as a constructive distribution to a U.S. Holder of the pre-funded warrants or the common warrants, as appropriate, if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). The taxation of a distribution received with respect to a common warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below regarding “Distributions.” U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the common warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings for the development, operation, and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In the event that we do make distributions on our common stock or pre-funded warrants to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock or pre-funded warrant, as applicable. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock or pre-funded warrants, as applicable, as described below under the section titled “Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants.”

Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants

Upon a sale or other taxable disposition of our common stock, pre-funded warrants or common warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock, pre-funded warrants or common warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock, pre-funded warrant or common warrant exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock, pre-funded warrants or common warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on our common stock, pre-funded warrants and common warrants and to the proceeds of a sale or other disposition of common stock, common warrants and pre-funded warrants by a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Common Warrants

In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on the exercise of the common warrants into shares of common stock. The U.S. federal income tax treatment of a cashless exercise of common warrants into our common stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of common warrants.

The expiration of a common warrant will be treated as if the Non-U.S. Holder sold or exchanged the common warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the common warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a common warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is an individual nonresident and present 183 days or more in the taxable year of disposition in the United States and certain other conditions are met.

Certain Adjustments to and Distributions on the Common Warrants

As described under “U.S. Holders—Certain Adjustments and Distributions on to the Common Warrants,” an adjustment to the common warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below, and the tax treatment of a distribution on a warrant is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the common warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings for the development, operation, and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In the event that we do make distributions on our common stock or pre-funded warrants to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in “U.S. Holders—Distributions.”

Any distribution (including constructive distributions) on our common stock or pre-funded warrants that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to such agent. The Non-U.S. Holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If a Non-U.S. Holder is eligible for a reduced rate of U.S. withholding tax under an income tax treaty, such Non-U.S. Holder should consult with its tax advisor to determine if it is able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the Non-U.S. Holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “Information Reporting and Backup Withholding” and “Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Gain on Sale, Exchange or Other Taxable Disposition of Shares of Our Common Stock, Pre-Funded Warrants or Common Warrants

Subject to the summaries below regarding backup withholding and FATCA, any gain recognized by a Non-U.S. Holder on a sale or other taxable disposition of shares of our common stock, pre-funded warrants, or common warrants generally will not be subject to U.S. federal income tax, unless: (i) the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, (ii) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” for United States federal income tax purposes (“USRPHC”) at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock.

A corporation generally is a USRPHC if the fair market value of its United States real property interests (as defined in the Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although not free from doubt, we may currently be, or may become, a USRPHC. If we are or become a USRPHC, so long as our common stock is regularly traded on an established securities market (within the meaning of applicable Treasury regulations), our common stock will be treated as United States real property interests only for a Non-U.S. Holder who actually or constructively holds (at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period) more than 5% of such regularly traded stock. Special rules may apply to the determination of the 5% threshold in the case of a Non-U.S. Holder of a pre-funded warrant or common warrant. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our pre-funded warrants or common warrants on the calculation of such 5% threshold. Non-U.S. Holders should consult their own tax advisors regarding the application of this regularly traded exception.

Unless an applicable income tax treaty provides otherwise, to the extent our common stock constitutes a United States real property interest and the regularly traded exception does not apply to the Non-U.S. Holder, gain recognized by the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates generally applicable to a United States person. The Non-U.S. Holder generally would be required to file a U.S. federal income tax return. Non-U.S. Holders should consult their own tax advisors about the consequences that could result if we are, or become, a USRPHC.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such Non-U.S. Holder on shares of our common stock, pre-funded warrants or common warrants and the tax, if any, withheld with respect to those dividends. Copies of the information returns reporting those dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident or is organized under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other taxable dispositions of shares of our common stock, pre-funded warrants, or common warrants to or through a U.S. office (and, in certain cases, a non-U.S. office) of a broker.

Under some circumstances, Treasury regulations require backup withholding of U.S. federal income tax, currently at a rate of 24%, on reportable payments with respect to shares of our common stock, pre-funded warrants, or common warrants (including dividends and proceeds of sales or other taxable dispositions). A Non-U.S. Holder generally may eliminate the requirement for information reporting (other than in respect of dividends, as described above) and backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 (or an appropriate successor form), or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of backup withholding and the availability of (and procedure for obtaining) an exemption from backup withholding in their particular circumstances.

FATCA

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (generally referred to as “FATCA”), when applicable, impose a U.S. federal withholding tax of 30% on certain payments to foreign financial institutions, investment funds and other non-U.S. entities that fail to comply with information reporting and due diligence requirements in respect of their direct and indirect U.S. security holders and/or U.S. accountholders unless a specified exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Such payments would include dividends paid in respect of our common stock, pre-funded warrants, or common warrants. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation for their investment in our common stock.

LEGAL MATTERS

The validity of the securities being offered under this prospectus supplement by us will be passed upon for us by Dickinson Wright PLLC. The underwriter is being represented in connection with this offering by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

Independent Accountants

Eide Bailly LLP, our independent registered public accounting firm, has audited our balance sheets as of December 31, 2019 and 2018, and the related statements of operations, statements of stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2019. We have incorporated by reference our financial statements in this prospectus and elsewhere in the registration statement of which this prospectus is a part in reliance on Eide Bailly LLP’s report, given on their authority as experts in accounting and auditing.

Petroleum Engineers

The information regarding estimated quantities of oil and natural gas reserves and the discounted present value of future pre-tax cash flows therefrom is based upon estimates of such reserves and present values prepared by or derived from estimates included in this prospectus, prepared by independent third party engineers and audited by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. The information incorporated by reference into this prospectus, including the estimated quantities of oil and natural gas reserves and the discounted present value of future pre-tax cash flows therefrom, is based upon estimates of such reserves and present values as of January 1, 2020, prepared by or derived from the “Evaluation Summary” dated January 30, 2020, prepared by Cawley, Gillespie & Associates, Inc. All such information incorporated by reference herein has been included in reliance on the authority of said firm as experts in petroleum engineering.

PROSPECTUS

$313,843,695

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus will allow us to issue up to an aggregate of $313,843,695 of our debt securities, Common Stock, preferred stock, warrants and units from time to time at prices and on terms to be determined at or prior to the time of the offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus forms a part. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of May 15, 2020, the aggregate market value of our Common Stock held by non-affiliates, or the public float, is approximately $41.5 million, which was calculated based on 56,799,246 shares of our outstanding Common Stock held by non-affiliates as of May 15, 2020, at a price of $0.73 per share, which was the closing price of our Common Stock on the NYSE American, on May 14, 2020. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Our Common Stock is traded on the NYSE American under the symbol “REI.” On May 14, 2020, the last reported sales price of our Common Stock was $0.73 per share.

The securities offered in this prospectus involve risks. You should carefully consider the risks associated with any investment in our securities that are described in the applicable prospectus supplement and contained in our filings with the SEC as described in “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before buying any of the securities offered under this prospectus.

As used in this prospectus, the terms “Company,” “we,” “our,” “ours” and “us” refer to Ring Energy, Inc.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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ABOUT RING ENERGY, INC.

Ring Energy, Inc. is a Midland-based exploration and production company that is engaged in oil and natural gas acquisition, exploration, development and production activities. Our exploration and production interests are currently focused in Texas and New Mexico. The Company seeks to exploit its acreage position through the drilling of highly economic, vertical and horizontal wells using the most recent drilling and completion techniques. Our focus is drilling and developing our oil and gas properties through use of cash flow generated by our operations and reducing our long-term debt through the sale of non-core assets or through our excess cash flow while still working towards providing annual production growth. We continue to evaluate potential transactions to acquire attractive acreage positions within our core areas of interest.

Our goal is to increase stockholder value by investing in oil and natural gas projects with attractive rates of return on capital employed. We plan to achieve this goal by exploiting and developing our existing oil and natural gas properties and pursuing strategic acquisitions of additional properties. Specifically, our business strategy is to increase our stockholders’ value through the following:

•         Growing production and reserves by developing our oil-rich resource base through conventional and horizontal drilling. Ring intends to drill and develop its acreage base in an effort to maximize its value and resource potential, with a focus on the further drilling and development of its Northwest Shelf asset. Ring plans to operate within its generated cash flow. Ring's preliminary plan included drilling 18 horizontal wells on the Northwest Shelf and performing workovers and extensive infrastructure projects on its Northwest Shelf, Central Basin Platform and Delaware Basin assets in 2020. Due to the recent drop in the price of oil and the ongoing COVID-19 pandemic, Ring re-evaluated its current capital expenditure budget for 2020 and made changes that the Company believes are in the best interest of the Company and its stockholders, including ceasing any further drilling until oil prices stabilize. Of the 18 new wells, the Company drilled four new horizontal San Andres wells on its Northwest Shelf asset in the first quarter of 2020. All four new wells drilled were completed, tested and had Initial Potentials (“IP”) filed. In addition to the four new wells drilled in the first quarter which had IPs filed, the Company completed testing and filed IPs on two additional horizontal wells drilled in previous quarters. The average IP rate for all six of these horizontal wells was 558 barrels of oil equivalent (“BOEPD”) per day, or 107 BOE / 1,000 feet on an average lateral of 5,246 feet. The Company performed nine conversions from electrical submersible pumps to rod pumps in the first quarter 2020. Currently, the Company does not plan to drill further until it is comfortable that commodity pricing has stabilized. In view of the uncertainty of the extent of the contraction in oil demand due to the COVID-19 pandemic, combined with the weaker commodity price environment, the Company has turned its strategic focus to reducing costs and maintaining cash flows.

•         Reduction of Long-Long Term Debt and De-Leveraging of Asset. Ring intends to reduce its long-term debt, either through the sale of non-core assets, the use of excess cash flow from operations, or a combination. Ring incurred long-term indebtedness in connection with the acquisition of core assets from Wishbone Energy Partners, LLC and its related entities. The Company believes that with its market-leading completion margins, it is well positioned to maximize the value of its assets and plans to de-lever its balance sheet through strategic asset dispositions. Subsequent to the first quarter of 2020, the Company entered into a purchase and sale agreement to sell its Delaware Basin assets for a sale price of $31.5 million and expects such disposition to close in approximately 60 days, subject to customary closing conditions.

•         Employ industry leading drilling and completion techniques. Ring’s executive team intends to utilize new and innovative technological advancements and careful geological evaluation in reservoir engineering to generate value for its stockholders and to build development opportunities for years to come. Improved efficiency through employing technological advancements can provide a significant benefit in a continuous drilling program such as the one Ring contemplates for its current inventory of drilling locations.

•         Pursue strategic acquisitions with exceptional upside potential. Ring has a history of acquiring leasehold positions that it believes to have substantial resource potential and to meet its targeted returns on invested capital. Ring has historically pursued acquisitions of properties that it believes to have exploitation and development potential comparable to its existing inventory of drilling locations. The Company has developed and refined an acquisition program designed to increase reserves and complement existing core properties. Ring’s experienced team of management and engineering professionals identify and evaluate acquisition opportunities, negotiate and close purchases and manage acquired properties. Management intends to continue to pursue strategic acquisitions that meet the Company’s operational and financial targets. The executive team, with its extensive experience in the Permian Basin, has many relationships with operators and service providers in the region. Ring believes that leveraging its relationships will be a competitive advantage in identifying acquisition targets. Management’s proven ability to evaluate resource potential will allow Ring to successfully acquire acreage and bring out more value in the assets.

Our principal executive offices are located at 901 West Wall St., 3rd Floor, Midland, Texas 79701, and our telephone number is (432) 682-7464. Our Internet web site can be found at www.ringenergy.com. The information on our web site is not part of this prospectus. We have included our web site address as a factual reference and do not intend it to be an active link to our website.

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RISK FACTORS

 An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be contained or incorporated by reference in any applicable prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in this prospectus or any applicable prospectus supplement and in the documents incorporated by reference in this prospectus or any applicable prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

 This prospectus and any prospectus supplement contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus and any prospectus supplement regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management or that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. When used in this prospectus or any prospectus supplement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “predict,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus and any prospectus supplement. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and any prospectus supplement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus and any prospectus supplement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All such forward-looking statements and any subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION

 We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site, located at www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically.

We have filed with the SEC the Registration Statement of which this prospectus constitutes a part, under the Securities Act. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC and may be inspected without charge electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission’s web site (www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 11, 2020; and

•	The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on August 28, 2013.

All future documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01) before the termination of the offering under this prospectus and any applicable prospectus supplement shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: Ring Energy, Inc., 6555 S. Lewis Ave., Suite 200, Tulsa, Oklahoma 74136, Attention: William R. Broaddrick, or by telephone number at (918) 499-3880.

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USE OF PROCEEDS

 Unless we inform you otherwise in the applicable prospectus supplement, we may use the net proceeds from the sale of the offered securities for various business purposes, including strategic acquisitions, capital expenditures, working capital, the repurchase and redemption of our securities and other general corporate purposes. Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.

The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

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PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers; and

•	through any other method permitted by applicable law.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our Common Stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

 The following is a description of our capital stock and a summary of the rights of our stockholders. This description and summary is not complete, and you should also refer to our Articles of Incorporation and Bylaws, each as amended, which are incorporated by reference in this prospectus, and to Nevada law.

We are authorized to issue up to 150,000,000 shares of Common Stock, par value $0.001 per share, and up to 50,000,000 shares of preferred stock, par value $0.001 per share. As of May 15, 2020, there were 67,977,095 shares of our Common Stock issued and outstanding and no shares of preferred stock issued or outstanding. All outstanding shares of Common Stock are fully paid and nonassessable.

Common Stock

Voting Rights

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote, except as matters that relate only to a series of our preferred stock. Holders of Common Stock do not have cumulative voting rights.

Each outstanding share of voting capital stock of the Company shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided in the Articles of Incorporation of the Company. Except as otherwise provided by the corporation law of the State of Nevada, the Articles of Incorporation of the Company or the Bylaws of the Company, if a quorum is present: (a) directors shall be elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (b) action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing such action.

Our Board of Directors is elected annually at the meeting of our stockholders. Each director holds office until the next annual meeting of our stockholders at which his term expires and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Any action that the stockholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. The consent shall be delivered to us for inclusion in the minutes or filing with the corporate records. We will give notice of any action so taken within 10 days of the date of such action to those stockholders entitled to vote thereon who did not give their written consent and to those stockholders not entitled to vote thereon.

According to the Company’s Articles of Incorporation, the authority to adopt, amend or repeal our Bylaws is reserved exclusively to the Board of Directors.

Liquidation

In the event of a liquidation, dissolution or winding up, each outstanding share of Common Stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for any class of stock, if any, having preference over the Common Stock.

Dividend Rights

The Board of Directors may from time to time declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by the corporation law of the State of Nevada.

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We have not declared or paid any cash dividends on our Common Stock during the last five years. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Redemption

Our Common Stock is not redeemable.

Conversion Rights

Our Common Stock is not convertible.

Preemptive Rights

Holders of our Common Stock do not have preemptive rights.

Other Provisions

The Common Stock to be offered by any applicable prospectus supplement has been or will be duly and validly authorized by the Company and, upon issuance and sale in accordance with the applicable prospectus supplement, will be duly and validly issued, fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar for our Common Stock is Standard Registrar and Transfer Company. Its address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is (801) 571-8844.

Listing

Our Common Stock is listed on the NYSE American under the symbol “REI.”

This section is a summary and may not describe every aspect of our Common Stock that may be important to you. We urge you to read applicable Nevada law, our Articles of Incorporation and Bylaws, as amended, because they, and not this description, define your rights as a holder our Common Stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Anti-Takeover Provisions of Our Charter Documents and Bylaws

Sections 78.378 to 78.3793 of the Nevada Revised Statutes, or NRS, contain provisions that may prevent any person acquiring a controlling interest in a Nevada company from exercising voting rights. Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in a company’s common shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested stockholders at a special stockholders' meeting held upon the request and at the expense of the acquiring person. We have expressly opted-out of, or elect not to be governed by, the “Acquisition of Controlling Interest” provisions contained in NRS Sections 78.378 through 78.3793, inclusive, or any successor statutes.

Board Vacancies Are Generally Filled by Remaining Directors and Not Stockholders

Our Bylaws provide that any vacancies on the Board of Directors may be filled by the vote of the majority of the remaining directors, although less than a quorum. Notwithstanding the immediately preceding sentence, the Board of Directors may by resolution determine that any such vacancies or newly created directorships shall be filled by our stockholders representing at least one-third (1/3) of the issued and outstanding shares of our capital stock that would be entitled to vote at a meeting of stockholders.

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Stockholder Meetings

The Bylaws provide that a special meeting of stockholders, other than those required by Nevada law, may be called by or at the request of the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary at the written request of, or by resolution adopted by, a majority of the Board of Directors or the holders of 10% of the outstanding shares of capital stock entitled to vote at the meeting.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to designate and issue, without stockholder approval, one or more series of preferred stock with voting or other rights or preferences that could make it more difficult to effect or that could prevent a change of control of our Company or the removal of our management.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Preferred Stock

The following description of the terms of the preferred stock sets forth the general terms and provisions of the preferred stock to which any prospectus supplement may relate. Other terms of any series of the preferred stock offered by any prospectus supplement will be described in that prospectus supplement. The description of the provisions of the preferred stock set forth below and in any applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and the certificate of designation relating to each series of the preferred stock. The certificate of designation will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of each series of the preferred stock.

The preferred stock may be issued from time to time by our Board of Directors as shares of one or more classes or series. Except as otherwise provided herein or required by law, the Board of Directors is vested with the authority to provide, out of the unissued shares of preferred stock, for one or more classes or series of preferred stock and, with respect to each such class or series, to prescribe the classes, series and the number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Common Stock. Although our Board of Directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered by the prospectus supplement for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

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•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable, the form of dividend payment and the dates from which dividends shall begin to cumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, when issued, be fully paid and nonassessable. The rights of the holders of each series of the preferred stock will be subordinate to the rights of our general creditors. Any preferred stock that is issued will have priority over the Common Stock as to dividend or liquidation rights or both.

The transfer agent for each series of preferred stock will be identified in the relevant prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Other terms, and the particular terms of a specific series of debt securities (which differ from the terms described below), will be described in the prospectus supplement relating to that series. The debt securities will be senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us and a trustee named in the applicable prospectus supplement as trustee (the “Senior Trustee”), and the subordinated debt securities will be issued under a separate indenture (the “Subordinated Indenture”), to be entered into between us and a trustee to be named in the applicable prospectus supplement as trustee (the “Subordinated Trustee”). The term “Trustee” used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the “Indentures” and individually as the “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and may be supplemented from time to time following execution.

The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA. The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

General

The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described below under “Subordination.”

A prospectus supplement, the applicable Indenture and the supplemental indenture, if any, relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	the date or dates on which the principal of the debt securities shall be payable;

•	the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, and the date or dates from which the interest shall accrue;

•	the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;

•	the place or places where the principal of and interest, if any, on the debt securities of the series will be payable;

•	any optional or mandatory redemption or any sinking fund or analogous provisions;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any provisions granting special rights to holders when a specified event occurs;

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•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	any events of default with respect to the debt securities that differ from those set forth in the applicable Indenture;

•	provisions regarding the convertibility or exchangeability of the debt securities;

•	provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

•	provisions relating to the modification of the terms of the debt securities or the rights of security holders;

•	the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;

•	the identity of the Trustee, the registrar for the debt securities and any paying agent; and

•	any other terms not inconsistent with the provisions of the applicable Indenture.

The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities. See “Global Debt Securities.”

Denominations

Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in a denomination equal to $2,000 or an integral multiple of $1,000 in excess thereof.

Global Debt Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

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Payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and such payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in a denomination equal to $2,000 or an integral multiple of $1,000 in excess thereof. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee.

Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or if an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

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DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Payment and Transfer

Unless otherwise indicated in the applicable prospectus supplement, principal of, and interest and any premium on, our fully registered debt securities will be paid at designated places. Payment will be made by check and mailed to the persons in whose names our debt securities are registered on days specified in the applicable Indenture or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporation trust office of the applicable Trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Covenants

Under the Indentures, we will agree to:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee within 150 days after the end of each fiscal year reviewing our obligations under the Indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an event of default under an Indenture with respect to any series of debt securities issued under that Indenture:

•	failure to pay principal of (or premium, if any, on) any debt security of the series when due;

•	failure to deposit a sinking fund or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

•	failure to pay any interest on any debt security of the series when due, continued for 30 days;

•	failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

•	certain events in bankruptcy, insolvency or reorganization affecting us; and

•	any other event of default set forth in the applicable Indenture or supplemental Indenture relating to the debt securities of that series.

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An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an Indenture. The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders.

If an event of default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

Subject to provisions in each Indenture relating to its duties in case an event of default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any power conferred on the Trustee, for any series of debt securities.

Defeasance

When we use the term “defeasance,” we mean a discharge from some or all of our obligations under the applicable Indenture. We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to be released from covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we irrevocably deposit with the applicable Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other amounts due on the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the applicable Indenture, except for certain obligations, including obligations to register the transfer or exchange of debt securities, to replace lost, stolen or mutilated debt securities, maintain a place of payment and certain other obligations set forth in the Indenture.

We may discharge our obligations under the Indentures or be released from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in United States federal income tax law since the date of the Indenture. We may not have a default on the debt securities discharged existing on the date of deposit.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally as money borrowed, including guarantees, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture, and related supplemental Indenture, and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to the series. Under a Subordinated Indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we fail to pay the principal, interest, premium, if any, or any other amounts on any Senior Indebtedness when due; or

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•	any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash.

The Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

No Individual Liability of Directors, Officers, Employees or Stockholders

No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

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DESCRIPTION OF WARRANTS

 We may issue warrants to purchase our debt securities, Common Stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to or adjustments in the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any Common Stock or preferred stock purchasable upon exercise.

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DESCRIPTION OF UNITS

 As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: debt securities, shares of Common Stock or preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will describe:

•	the terms of the units and of any of our debt securities, Common Stock, preferred stock or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

LEGAL MATTERS

 In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Baker & Hostetler LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Independent Accountants

Eide Bailly LLP, our independent registered public accounting firm, has audited our balance sheets as of December 31, 2019 and 2018, and the related statements of operations, statements of stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2019. We have incorporated by reference our financial statements in this prospectus and elsewhere in the registration statement of which this prospectus is a part in reliance on Eide Bailly LLP’s report, given on their authority as experts in accounting and auditing.

Petroleum Engineers

The information regarding estimated quantities of oil and natural gas reserves and the discounted present value of future pre-tax cash flows therefrom is based upon estimates of such reserves and present values prepared by or derived from estimates included in this prospectus, prepared by independent third party engineers and audited by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. The information incorporated by reference into this prospectus, including the estimated quantities of oil and natural gas reserves and the discounted present value of future pre-tax cash flows therefrom, is based upon estimates of such reserves and present values as of January 1, 2020, prepared by or derived from the “Evaluation Summary” dated January 30, 2020, prepared by Cawley, Gillespie & Associates, Inc. All such information incorporated by reference herein has been included in reliance on the authority of said firm as experts in petroleum engineering.

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8,343,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 13,428,500 Shares of Common Stock

Warrants to Purchase up to 21,771,500 Shares of Common Stock

Ring Energy, Inc.

Sole Book-Running Manager

A.G.P.

PROSPECTUS SUPPLEMENT

October 27, 2020